CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-238102 on Form S-6 of our report dated June 11, 2020, relating to the financial statement of FT 8737, comprising ETF Growth and Income June '20 (ETF Growth and Income Portfolio, June 2020 Series), appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 11, 2020